SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

Dated as of July 31, 1995,

between


PILGRIM'S PRIDE CORPORATION,
as Borrower,

THE BANKS PARTY HERETO, and

CREDITANSTALT-BANKVEREIN,
as Agent

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


             THIS SECOND AMENDED AND RESTATED LOAN AND
SECURITY AGREEMENT (the "Agreement") is made and entered into the as of the 31st day of July, 1995, by and among PILGRIM'S PRIDE CORPORATION, a Delaware corporation (hereinafter referred to as "Borrower"), each of the Banks signatory hereto (hereinafter referred to individually as a "Bank" and collectively as the "Banks"), and CREDITANSTALT-BANKVEREIN, as agent for the Banks (in such capacity, together with its successors and assigns in such capacity, hereinafter referred to as the "Agent");

W I T N E S S E T H:


            WHEREAS, Borrower, the Banks and the Agent are parties to that certain Loan and Security Agreement, dated as of June 3, 1993 (the "Original Loan Agreement"), which provided for a term loan (the "Original Facility") in the original principal amount of Twenty-Eight Million Dollars ($28,000,000.00);

            WHEREAS, by that certain Amended and Restated Loan and Security Agreement dated July 29, 1994 (the "Amended and Restated Loan Agreement"), the Borrower, the Banks and the Agent amended and restated the Original Loan Agreement (a) to continue the Original Facility at its then current outstanding balance of $21,700,000.00;
(b) to make a standby/term loan (the "Existing Standby/Term Facility") to borrower to be utilized on or before June 20, 1995 (the "Conversion Date"); and (c) to make certain other changes as more fully set forth herein;

            WHEREAS, by letter agreement of the parties dated
June 19, 1995, the Amended and Restated Loan Agreement was amended to extend the Conversion Date to September 20, 1995;

            WHEREAS, John Hancock Mutual Life Insurance
Company, a Massachusetts corporation ("Hancock") or its assignee has heretofore released its Lien on the Mortgaged Property, evidenced by
(i) that certain promissory note dated February 1, 1988, executed by the Borrower and payable to Hancock's order in the original principal amount of $20,000,000, secured by that certain Deed of Trust, Mortgage and Security Agreement dated February 1, 1988, executed by the Borrower for the benefit of Hancock, and recorded in Volume 182, Page 315, aforesaid Records, amended by instruments recorded in Volume 656, page 163, aforesaid Records and Volume 698, page 77, assigned to Agriculture Production Credit Association ("APCA") by instrument recorded at file number 2798, aforesaid Records, and (ii) that certain promissory note dated April 25, 1991, executed by the Borrower and payable to Hancock's order in the original principal amount of $5,000,000 (collectively the "Hancock Indebtedness"), secured by that certain Deed of Trust, Assignment of Rents and Security Agreement dated April 25, 1991, executed by the Borrower for the benefit of Hancock, and recorded in Volume 656, Page 168, Deed of Trust Records, Titus County, Texas, amended by instrument recorded in Volume 698, page 77, aforesaid Records, assigned to APCA by instrument recorded at file number 2798, aforesaid Records.

            WHEREAS, the Borrower, the Banks and the Agent wish to further amend the Amended and Restated Loan Agreement (a) to continue the Original Facility at its current outstanding balance of $15,400,000.00; (b) to continue the Existing Standby/Term Facility at its current outstanding balance of $10,000,000.00; (c) to make an additional standby/term loan to Borrower to be utilized on or before June 20, 1996; and (d) to make certain other changes as more fully set forth herein;

            WHEREAS, for the sake of convenience, Borrower, the Banks and the Agent desire to restate in its entirety the Amended and Restated Loan Agreement; and

            WHEREAS, this Agreement represents a continuation of the Existing Facility and the Existing Standby/Term Facility, as amended hereby, and not a replacement of the Existing Facility or the Existing Standby/Term Facility;

            NOW, THEREFORE, in consideration of the foregoing premises, to induce the Banks to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Borrower, the Banks and Agent agree as follows:


1.    DEFINITIONS, TERMS AND REFERENCES

       a. Certain Definitions. When used herein, the following terms shall have the following meanings:

     "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person; or which controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Second Amended and Restated Loan and Security Agreement, as amended or supplemented from time to time.

     "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case, whether of the United States or foreign, applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     "Assignee" shall mean any bank or other entity to which a Bank assigns all or any part of any Loan pursuant to Section 13.4(c) and "Assignees" shall mean, collectively, all banks and other entities to which any Bank assigns all or any part of any Loan pursuant to Section 13.4(c) hereof.

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of
1978, as may be amended from time to time.

     "Base Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the rate announced by Creditanstalt from time to time at its principal office in New York, New York, as its prime rate for domestic (United States) commercial loans in effect on such day; and (b) the Federal Funds Rate in effect on such day plus one-half percent (1/2%). (Such Base Rate is not necessarily intended to be the lowest rate of interest charged by Creditanstalt in connection with extensions of credit.) Each change in the Base Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Rate.

     "Base Rate Loan" shall mean a Loan bearing interest at a rate based on the Base Rate.

     "Business Day" shall mean any day for dealings by and between banks in U.S. dollar deposits in the interbank Eurodollar market in New York City, New York, and London, England, other than a Saturday, Sunday or any day which shall be in London, England or New York City, New York or Atlanta, Georgia, a legal holiday or a day on which banking institutions are authorized by law to close.

     "Capital Lease" shall mean, as to any Person, any lease of (or other agreement conveying the right to use) real and/or personal property which is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

     "Closing Date" shall mean the date that this Agreement has been signed by Borrower, the Banks and the Agent and has become effective in accordance with Section 11 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" shall mean the property of Borrower described in
Section 4.1, or any part thereof, as the context shall require, in which Agent has, or is to have, a Lien pursuant thereto, as security for payment of the Obligations.

     "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.4 hereof as a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 3.4 hereof of a Base Rate Loan into a Eurodollar Loan or of a Eurodollar Loan into a Base Rate Loan.

     "Creditanstalt" shall mean Creditanstalt-Bankverein, an
Austrian banking corporation, and its successors and assigns.

     "Current Assets" of any Person shall mean the aggregate amount of assets of such Person which in accordance with GAAP may be property classified as current assets after deducting adequate reserves where proper.

     "Current Liabilities" shall mean all items (including taxes accrued as estimated) which in accordance with GAAP may be properly classified as current liabilities, including in any event all current portions of the amounts outstanding from time to time under this Agreement, but excluding any current liability under the Working Capital Credit Agreement.

     "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities of the Borrower and its Subsidiaries.

     "Deed of Trust" shall mean the Deed of Trust, Assignment of Rents and Security Agreement dated June __, 1993, filed for record June 3, 1993, recorded in Volume 775, page 1, Titus County, Texas Deed Records, executed by Borrower, conveying the Mortgaged Property to secure the repayment of the Loans and performance of the Obligations, and all amendments thereto, recorded or to be recorded in the Titus County, Texas Deed Records.

     "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Default Rate" shall mean (a) with respect to the unpaid portion of any Loan, an interest rate per annum equal to two percent (2%) above the interest rate set forth for such Loan in Section 3.1(a) hereof or (b) with respect to any portion of the Obligations other than Loans, two percent (2%) above the rate set forth in Section 3.1(a)(ii) hereof.

     "Equipment" shall mean all of Borrower's equipment, as such term is defined in Section 9-109(2) of the UCC, now or hereafter located on or based at the Land, whether now owned or existing or hereafter acquired or manufactured and whether or not subsequently removed from the Land, including, but not limited to, all equipment described in or covered by that certain Appraisal of Broiler Processing and Related Facilities in Mt. Pleasant, Texas, dated as of April 30, 1993, prepared for Borrower by Bob G. Derryberry, ARA, ASA, together with any and all accessories, accessions, parts and appurtenances thereto, replacements thereof and substitutions therefor.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Loan" shall mean a Loan bearing interest at a rate based on a Quoted Rate.

     "Event of Default" shall mean any of the events or conditions described in Article 9 hereof.

     "Facility B Term Loans" shall mean, collectively, the loans made pursuant to Section 2.1(c) hereof, and "Facility B Term Loan" shall mean any loan made pursuant to Section 2.1(c) hereof.

     "Facility B Term Note" or "Facility B Term Notes" shall have the meanings given to such terms in Section 2.1(c) hereof.

     "Federal Funds Rate" shall mean, for any day, the overnight federal funds rate in New York City, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on overnight federal funds transactions in New York City received by Agent from three federal funds brokers of recognized standing selected by Agent.

     "Fiscal Year" shall mean, for any year, the 52 or 53 week period ending on the Saturday closest to September 30 of such year, regardless of whether such Saturday occurs in September or October of such year.

     "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio of (a) the sum of (i) net income before income taxes for such fiscal period plus (ii) interest expense for such fiscal period plus (iii) depreciation and amortization for financial reporting purposes for such fiscal period plus (iv) the aggregate amount payable during such fiscal period under Operating Leases to (b) the sum of (i) interest expense for such fiscal period plus (ii) current maturities for long term debt plus (iii) the aggregate amount payable during such fiscal period under Operating Leases, in each case calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Funded Debt" shall mean, collectively, (a) the aggregate principal amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof; (b) all Indebtedness outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (and any extensions or renewals thereof), notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement; (c) the principal component of obligations under Capital Lease; and (d) any other Indebtedness bearing interest or carrying a similar payment requirement (including any Indebtedness issued at a discount to its face amount), calculated in all case for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower and any of its predecessors, as reflected in the financial information referred to in Section 5.11 hereof.

     "Indebtedness" shall mean, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreement; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business; or (v) in respect of Capital Leases; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract, interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption;
(e) Indebtedness of others guaranteed by such Person.

     "Intangible Assets" shall mean license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from Inventory) and goodwill (all determined on a consolidated basis in accordance with GAAP).

     "Interest Period" shall mean, in connection with any Eurodollar Loan, the period beginning on the date such Eurodollar Loan is made and continuing for one, two, three or six months as selected by Borrower in its notice of Conversion or Continuation. Notwithstanding the foregoing, however, (a) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day,
(b) with respect to Eurodollar Loans, any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and (c) no Interest Period shall extend beyond any date as would interfere with the repayment obligations of Borrower hereunder.

     "Land" shall mean the real estate or interest therein described in Exhibit "A" attached hereto and incorporated herein by this reference, all fixtures or other improvements situated thereon and all rights, titles and interests appurtenant thereto.

     "Leases" shall mean any and all leases, subleases, licenses, concessions or other agreements (written or oral, now or hereafter in effect), whether an Operating Lease or a Capital Lease, which grant a possessory interest in and to, together with and all security and other deposits made in connection therewith and all other agreements, such as architect's contracts, engineer's contracts, utility contracts, maintenance agreements and service contracts, which in any way relate to the design, use, occupancy, operation, maintenance, enjoyment or ownership of the Equipment or the Mortgaged Property.

     "Leverage Ratio" shall mean, on any date, the ratio of (a)
Funded Debt, as of such date, to (b) the sum of (i) Net Worth as of such date, and (ii) Funded Debt, as of such date, in each case computed for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law, by statute, by contract, or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precaution-ary financing statement with respect to a lease that is not in the na-ture of a security interest) under the UCC or comparable law of any jurisdiction with respect to any property.

     "Loan" shall mean either a Term Loan, a Standby/Term Loan or a Facility B Term Loan, and "Loans" shall mean, collectively, all Term Loans, Standby/Term Loans and Facility B Term Loans. Loans may be either Eurodollar Loans or Base Rate Loans, each of which is a "type" of Loan.

     "Loan Documents" shall mean this Agreement, the Deed of Trust, the Second Deed of Trust, the Third Deed of Trust, the Notes, any financing statements covering portions of the Collateral and any and all other instruments, documents, and agreements now or hereafter executed and/or delivered by Borrower or its Subsidiaries in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any one of the Loan Documents.

     "Loan Percentage" shall mean, as to each Bank, that amount, expressed as a percentage, equal to the ratio of the outstanding principal amount of such Bank's Loans to the aggregate outstanding principal amount of the Loans, provided that the Loan Percentage of each Bank shall be increased or decreased, as appropriate, to reflect any assignments made pursuant to Sections 13.4, 13.4(c) hereof.

     "Majority Banks" shall mean, at any time, Banks holding at least sixty-seven percent (67%) of the aggregate outstanding principal amount of the Loans.

     "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of Borrower or any of its Subsidiaries or of the industry in which Borrower operates; (b) has or is reasonably expected to have any material adverse effect whatsoever on the validity or enforceability of this Agreement, the Deed of Trust, the Second Deed of Trust, the Third Deed of Trust or any other Loan Document; (c) materially impairs or is reasonably expected to materially impair either the ability of Borrower to pay and perform the Obligations; (d) materially impairs or is reasonably expected to materially impair the ability of the Banks to enforce their rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of the Banks in the Collateral or the priority of such Liens.

     "Maturity Date" shall mean June 30, 2000.

     "Mortgaged Property" shall mean the Land, Leases, Equipment and all other property (real, personal or mixed) which is conveyed by the Deed of Trust, the Second Deed of Trust, the Third Deed of Trust or any other Loan Document in which a Lien is therein created and all other property (real, personal or mixed) on which a Lien is placed or granted to secure the repayment or the performance of the Obligations.

     "MPPAA" shall mean the Multiemployer Pension Plan Amendments
Act of 1980, amending Title IV of ERISA.

     "Multiemployer Plan" shall have the same meaning as set forth in Section 4001(a)(3) of ERISA.

     "Net Worth" shall mean the excess of Borrower's total assets over Total Liabilities, excluding, however, from the definition of assets the amount of (a) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the later to occur
of        (1) the Closing Date and  the date Borrower acquired such
              asset; (b) treasury stock; (c) receivables from Affiliates of Borrower; and (d) unamortized original issue debt discount, all determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

     "Notes" shall mean, collectively, the Term Notes, the Standby/Term Notes and the Facility B Term Notes.

     "Obligations" shall mean the Loans and any and all other indebtedness, liabilities and obligations of Borrower and its Subsidiaries, or any of them, to any Bank of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Agent or any Bank and future advances made to or for the benefit of Borrower), arising under this Agreement, the Deed of Trust, the Second Deed of Trust, the Third Deed of Trust or the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

     "Operating Leases" shall mean all leases of (or other agreements, conveying the right to use) real and/or personal property (other than short term leases which are cancelable at any time by the lessee) which are not required to be classified and accounted for as capital leases on a balance sheet under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and "Operating Lease" shall mean any one of the Operating Leases.

     "Participant" shall mean any bank or other entity to which a Bank sells a participating interest in any Loan or Loans pursuant to
Section 13.4(b) hereof and "Participants" shall mean, collectively, all banks or other entities to which any Bank sells a participating interest in any Loan or Loans pursuant to Section 13.4(b) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

     "Permitted Liens" shall mean: (a) Liens existing on the date hereof with respect to the Mortgaged Property and which the Agent and the Banks permit to be listed on Schedule B of the Title Insurance;
(b) Liens in favor of Agent; (c) the interest of lessors under Operating Leases permitted hereunder; (d) Liens for (i) property taxes not delinquent, (ii) taxes not yet due, (iii) pledges or deposits made under Workmen's Compensation, Unemployment Insurance, Social Security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, and
(iv) mechanics' and materialmen's Liens with respect to liabilities which are not yet due or which are being contested in good faith and not listed on Schedule B of the Title Insurance; and (e) purchase money Liens on Equipment; provided, however, that (i) such Lien is created within 120 days of the acquisition of such Equipment;
(ii) such Lien attaches only to the specific items of Equipment so acquired; (iii) such Lien secures only the Indebtedness incurred to acquire such Equipment; and (iv) the aggregate principal amount of Indebtedness secured by such Liens does not exceed $10,000,000 at any one time outstanding.

     "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

     (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice ("Executive Arrangements");

     (ii) ERISA Plans - any "employee benefit plan", except any Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");

     (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice ("Fringe Benefit Plans");
  and

     (iv) Multiemployer Plan - any Multiemployer Plan.

     "Quoted Rate" shall mean, when used with respect to an Interest Period for a Eurodollar Loan, the quotient of (i) the offered rate quoted by Agent in the interbank Eurodollar market in New York City, New York or London, England on or about 11:00 a.m. (New York or London time, as the case may be) two Business Days prior to such Interest Period for U.S. dollar deposits of an aggregate amount approximately comparable to the Eurodollar Loan to which the quoted rate is to be applicable and for a period comparable to such Interest Period, divided by (ii) one minus the Reserve Percentage. For purposes of this definition, (a) "Reserve Percentage" shall mean with respect to any Interest Period, the percentage which is in effect on the first day of such Interest Period under Regulation D as the maximum reserve requirement for member banks of the Federal Reserve System in New York City with deposits comparable in amount to those of Agent against Eurocurrency Liabilities. (The Quoted Rate for the applicable period shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Percentage); and (b) "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D, as in effect from time to time.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

     "Regulatory Change" shall mean, with respect to any Bank, the adoption on or after the date hereof of any applicable federal, state, or foreign law, rule or regulation or any change after such date in any such federal, state or foreign law, rule or regulation (including, without limitation, Regulation D), or any adoption or change in the interpretation or administration thereof by any court, governmental authority, central bank or comparable agency or monetary authority charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive made after such date (whether or not having the force of law) of any such court, authority, central bank or comparable agency or monetary authority.

     "Reportable Event" shall have the meaning set forth in Section
4043 of ERISA.

     "Second Deed of Trust" shall mean the Deed of Trust, Assignment of Rents and Security Agreement dated July 29, 1994, recorded in Volume 853, Page 75 Titus County, Texas Records, executed by Borrower conveying a second Lien security interest in the Mortgaged Property to secure repayment of the Standby/Term Loans and performance of certain of the Obligations, and all amendments thereto, recorded or to be recorded in the Titus County, Texas Deed Records.

     "Standby/Term Loans" shall mean, collectively, the loans made pursuant to Section 2.1(b) hereof, and "Standby/Term Loan" shall mean any loan made pursuant to Section 2.1(b) hereof.

     "Standby/Term Note" or "Standby/Term Notes" shall have the meanings given to such terms in Section 2.1(b) hereof.

     "Subordinated Notes" shall mean the $100,000,000 Pilgrim's
Pride Corporation Senior Subordinated Notes Due 2003, issued under the Subordinated Notes Indenture.

     "Subordinated Notes Indenture" shall mean that certain Indenture dated as of June 3, 1993, between Borrower, as Issuer, and Texas Commerce Bank, National Association, successor to Ameritrust Texas National Association, as Trustee providing for the issuance of Borrower's Senior Subordinated Notes Due 2003, in an aggregate principal amount not to exceed $100,000,000.

     "Subsidiary" shall mean, as to any Person, any other Person, of which more than fifty percent (50%) of the outstanding shares of capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

     "Tangible Net Worth" shall mean the Net Worth minus the amount of all Intangible Assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Term Loans" shall mean, collectively, the loans made pursuant to Section 2.1(a) hereof and "Term Loan" shall mean any loan made pursuant to Section 2.1(a) hereof.

     "Term Note" and "Term Notes" shall have the meanings given to such terms in Section 2.1(a) hereof.

     "Third Deed of Trust" shall mean the Deed of Trust, Assignment of Rents and Security Agreement of even date herewith, executed by Borrower conveying a third Lien security interest in the Mortgaged Property to secure repayment of the Facility B Term Loans and performance of certain of the Obligations, and all amendments thereto, recorded or to be recorded in the Titus County, Texas Deed Records.

     "Title Company" shall mean the issuer of the Title Insurance.

     "Title Insurance" shall mean the mortgagee's policy(ies) of title insurance, all in form and substance satisfactory to the Agent and Banks and containing no exceptions (printed or otherwise) which are unacceptable to the Agent and Banks, in the full amount(s), securing such interest(s) and issued by a title company (or, if the Agent or the Banks so require, by several title companies on a re-insured or co-insured basis, at the Agent or the Banks' option) acceptable to the Agent and Banks.

     "Total Liabilities" shall mean all obligations, indebtedness or other liabilities of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP, would be classified as a liability on the balance sheet of Borrower.

     "Transferee" shall mean any Participant or Assignee under this Agreement and "Transferees" shall mean all Participants and Assignees under this Agreement.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

     "Working Capital Credit Agreement" shall mean that certain Secured Credit Agreement, dated as of May 27, 1993, among the Borrower, Harris Trust and Savings Bank, individually and as Agent, and the other banks party thereto, as hereafter amended, modified or supplemented from time to time, together with any agreement governing Indebtedness incurred to refinance in its entirety the Indebtedness and commitments then outstanding or permitted to be outstanding under such Working Capital Credit Agreement.

       b. Use of Defined Terms. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

       c. Accounting Terms; Calculations. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP, consistently applied (except as otherwise specifically required herein).

       d. Other Terms. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

       e. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument.

       f. Exhibits. All Exhibits and Schedules attached hereto are by reference made a part hereof.


2.    THE LOANS

       a.   Loans.

     i.     Term Loans.

       (1) The Banks have heretofore made "Term Loans" under, and as such term is defined in, the Original Loan Agreement, to Borrower in the aggregate original principal amount of Twenty-Eight Million Dollars ($28,000,000.00), continued as the "Term Loans" under the Amended and Restated Loan Agreement. Borrower acknowledges and agrees that the Term Loans outstanding on the date hereof under the Amended and Restated Loan Agreement shall be Term Loans under this Agreement and are hereinafter referred to individually as a "Term Loan" and collectively as the "Term Loans"). Contemporaneously with the execution with this Agreement, Borrower has executed amended and restated term notes in the aggregate amount of $15,400,000.00, the current aggregate outstanding principal balance of the Term Loans, substantially in the form of Exhibit B attached hereto, payable to each Bank in the principal face amount of such Bank's Loan Percentage of the Term Loans (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof (including, but not limited to, pursuant to Sections
            13.4 and 13.4(e) hereof), in whole or in part, individually a "Term Note" and, collectively, the "Term Notes").

       (2) The aggregate principal amount of the Term Loans shall be repaid in twenty (20) quarterly installments of principal, payable on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1995, with the first nineteen (10) such quarterly installments being in the amount of Seven Hundred Thousand and No/100 Dollars ($700,000) each and with the twentieth (20th) and final such quarterly installment being in an amount equal to the then-outstanding aggregate principal amount of the Term Loans, together with all accrued but unpaid interest thereon.

     ii.    Standby/Term Loans.

       (1)  The Banks have heretofore agreed to make
            "Standby/Term Loans" up to the aggregate principal amount of Ten Million Dollars ($10,000,000.00) under, and as such term is defined in, the Amended and Restated Loan Agreement, to Borrower as requested by Borrower in accordance with the provisions of Section
            2.3 thereof, from time to time on and after the date thereof and up to, but not including, September 20, 1995. Borrower acknowledges that the current aggregate outstanding principal balance of the Standby/Term Loans is $10,000,000.00, the maximum amount of the Commitment (as defined in the Amended and Restated Loan Agreement) which is hereby reduced to zero of the date hereof rather than on September 20, 1995 by agreement of the parties hereto. Borrower acknowledges and agrees that the Standby/Term Loans outstanding on the date hereof under the Amended and Restated Loan Agreement shall be Standby/Term Loans under this Agreement and are hereinafter referred to individually as a "Standby/Term Loan" and collectively as the "Standby/Term Loans"). Contemporaneously with the execution with this Agreement, Borrower has executed amended and restated standby/term notes in the aggregate amount of $10,000,000.00, the current aggregate outstanding principal balance of the Standby/Term Loans, substantially in the form of Exhibit C-1 attached hereto, payable to each Bank in the principal face amount of such Bank's Loan Percentage of the Standby/Term Loans, (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof (including, but not limited to, pursuant to Sections 13.4 and 13.4(e) hereof), in whole or in part, individually a "Standby/Term Note" and collectively the "Standby/Term Notes"). Standby/Term Loans, once borrowed and repaid, may not be reborrowed.

       (2) The aggregate principal amount of the Standby/Term Loans shall be repaid in twenty (20) quarterly installments of principal, payable on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1995, with the first nineteen
            (19) such installments each being in an amount equal to One Hundred Sixty-Seven Thousand and No/100 Dollars ($167,000.00) and the final such quarterly installment being in an amount equal to the then-outstanding unpaid aggregate principal amount of the Standby/Term Loans, together with all accrued but unpaid interest thereon.

     iii.   Facility B Term Loans.

       (1) Subject to the terms and conditions hereof and provided there exists no Default or Event of Default, each Bank severally agrees to make on the Closing Date loans (each a "Facility B Term Loan" and collectively the "Facility B Term Loans"), as requested by Borrower in accordance with the provisions of Section 2.3 hereof, to Borrower in an aggregate amount of Five Million and No 100 Dollars ($5,000,000.00). The Facility B Term Loans made by each Bank shall be evidenced by a promissory note, substantially in the form of Exhibit C-2 attached hereto, payable to such Bank in the principal face amount of such Bank's Loan Percentage of the Facility B Term Loans (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof (including, but not limited to, pursuant to Sections 13.4 and 13.4(e) hereof), in whole or in part, individually a "Facility B Term Note" and collectively the "Facility B Term Notes"). Facility B Term Loans, once borrowed and repaid, may not be reborrowed.

       (2)  The aggregate principal amount of the Facility B
            Term Loans shall be repayable in sixteen (16) quarterly installments of principal, payable on March
            31, June 30, September 30 and December 31 of each year, commencing September 30, 1996, with the first fifteen (15) such installments each being in an amount equal to Eighty Three Thousand Five Hundred and No/100 Dollars ($83,500.00) and the final such quarterly installment being in an amount equal to the then-outstanding unpaid aggregate principal amount of the Facility B Term Loans, together with all accrued but unpaid interest thereon.

       b. Borrowing Procedures. Borrower shall give the Agent notice of Borrower's request for the funding of the Loans in accordance with Section 2.8 hereof. Not later than 11:00 a.m (New York time), on the date specified for each borrowing hereunder, each Bank shall make available to the Agent the amount of the Loan to be made by such Bank, in immediately available funds at an account with Creditanstalt designated by the Agent. The Agent shall, subject to the terms and conditions of this Agreement, not later than 1:00 p.m. (New York time) on the Business Day specified for such borrowing, make such amount available to Borrower at the Agent's office in New York, New York.

       c. Loan Account; Statements of Account. The Banks will maintain one or more loan accounts for Borrower to which such Bank will charge all amounts advanced to or for the benefit of Borrower hereunder or under any of the other Loan Documents and to which such Bank will credit all amounts collected under each such credit facility from or on behalf of such Borrower. The Banks will account to Borrower periodically with a statement of charges and payments made pursuant to this Agreement, and each such account statement shall be deemed final, binding and conclusive, absent manifest error, unless such Bank is notified by Borrower in writing to the contrary within thirty (30) days of the date of each account statement. Any such notice shall only be deemed an objection to those items specifically objected to therein. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of the Banks and such records shall constitute prima facie evidence of the amounts so due and payable.

       d. Use of Proceeds. The proceeds of the Loans shall be used for Borrower's general working capital needs; expenditures incurred under any Capital Leases; acquisitions permitted by Section 7.3 hereof; and in the case of any proceeds of the Standby/Term Loans to repay the Indebtedness under the Subordinated Notes Indenture. No portion of the proceeds of any Loan may be used to "purchase" or "carry" any "margin stock," as such terms are defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, or to extend credit for the purpose of purchasing or carrying margin stocks.

       e. Several Obligations of the Banks; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceeding for such purposes.

       f.   Payments.

     i. Each payment by the Borrower to Agent pursuant to any of the Notes shall be made prior to 1:00 p.m. (New York time) on the date due and shall be made without set-off or counterclaim to the Agent at the address set forth in
          Section 13.8 below or at such other place or places as Agent may designate from time to time in writing to Borrower and in such amounts as may be necessary in order that all such payments (after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on any Bank by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of any such Bank pursuant to the income tax laws of the jurisdiction where such Bank's principal or lending office is located) shall not be less than the amounts otherwise specified to be paid under the Notes. Each such payment shall be in lawful currency of the United States of America and in immediately available funds. If the due date of any payment hereunder or under any of the Notes would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

     ii.    Except to the extent otherwise provided herein:   the
          funding of the Loans by the Banks under Section 2.1 hereof shall be made by the relevant Banks pro rata according to their respective Loan Percentages; the Conversion and Continuation of Loans of a particular type shall be made pro rata among the relevant Banks according to their Loan Percentage of the Loans and the then current Interest Period for each Eurodollar Loan shall be coterminous; and each payment or prepayment of principal of Loans and each payment of interest by Borrower shall be made for the account of relevant Banks prorata in accordance with their Loan Percentage.

       g.   Prepayment.

     i.     Upon written notice to the Agent in accordance with
          Section 2.8, Borrower may, at its option, prepay the Loans, in whole or in part, in integral multiples of $100,000, on the date specified in such notice, without premium or penalty.

     ii. All prepayments shall be applied first to the aggregate outstanding principal amount of the Term Loans, so long as any Term Loans are outstanding, and then to the Standby/Term Loans, so long as any Standby/Term Loans are outstanding and then to the Facility B Term Loans.

     iii. All prepayments of the Loans shall be applied to the principal installments thereof in the inverse order of their maturities.

     iv. Borrower may not prepay any Loan which is a Eurodollar Loan prior to the last day of the Interest Period applicable to such Eurodollar Loan unless Borrower pays to the Bank, concurrently with such prepayment, all amounts payable to the Bank pursuant to Sections 3.6 and 3.7 hereof.

       h. Certain Notices. All notices given by Borrower to the Agent of Conversions, Continuations or prepayments of Loans hereunder and the request by Borrower for the funding of the Loans shall either be oral, with prompt written confirmation by telecopy, or in writing, with such written confirmation or writing, in the case of a Conversion or Continuation, to be substantially in the form of Exhibit D attached hereto; shall be irrevocable; shall be effective only if received by Agent prior to 10:00 a.m. (New York time): not later than the date such Loan is to be Converted or Continued as a Base Rate Loan; three (3) Business Days prior to the date such Loan is to be Converted or Continued as a Eurodollar Loan; fifteen (15) days prior to any such prepayment, in the case of a prepayment of any Loans; or four (4) Business Days prior to the date any Loans are to be funded. Each such notice to prepay any Loans shall specify the Loans to be prepaid, the amount of the Loans to be prepaid and the date of such prepayment. Each such notice of Conversion or Continuation shall specify: the amount of such Conversion or Continuation (which shall be an integral multiple of $100,000 and, if a Eurodollar Loan, shall be in a minimum principal amount of $1,000,000); whether such Loan will be Converted or Continued as a Eurodollar Loan or as a Base Rate Loan; the date such Loan is to be Converted or Continued (which shall be a Business Day and, if such Loan is to Convert or Continue a Eurodollar Loan then outstanding, shall not be prior to the then current Interest Period for such outstanding Loan); and if such Loan is a Eurodollar Loan, the duration of the Interest Period with respect thereto. The request for the funding of the Loans and each request for a Conversion or Continuation of a Loan or for any other financial accommodation by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by Borrower to each Bank that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default and (y) an affirmation that as of the date of said request all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the application of the proceeds of the Loans. If on the last day of the Interest Period of any Eurodollar Loan hereunder, Agent has not received a notice hereunder to Convert, Continue or prepay such Loan, Borrower shall be deemed to have submitted a notice to convert such Loan to a Base Rate Loan, if such Loan was a Eurodollar Loan, or to continue such Loan as a Base Rate Loan, if such Loan was a Base Rate Loan.


3.     INTEREST

       a. Interest. Borrower, the Banks and the Agent agree that, effective as of July 31, 1995, the following shall apply:

     i. Subject to modification pursuant to Subsection (b) below and Section 10.1 hereof, the average daily outstanding principal amount of the Loans and all other sums payable by Borrower hereunder shall bear interest from July 31, 1995 until paid in full at the following rates:

       (1) the outstanding principal amount of each Eurodollar Loan shall bear interest at a fixed rate of interest per annum equal to the Quoted Rate for the then-current Interest Period for such Loan plus one and eight-tenths percent (1.8%), calculated daily on the basis of a 360-day year and actual days elapsed;

       (2) the outstanding principal amount of each Base Rate Loan and all other sums payable by Borrower hereunder shall bear interest at a fluctuating rate per annum equal to the Base Rate plus one-fourth percent (1/4%), calculated daily on the basis of a 360-day year and actual days elapsed; and

       (3) the outstanding principal amount of any payment on any Loan or other Obligations which is not paid in full when due, together with accrued and unpaid interest thereon (to the extent permitted by law), shall bear interest at the Default Rate.

     ii. Accrued interest shall be payable in the case of Base Rate Loans, monthly on the first day of each month hereafter for the previous month, commencing with the first such day following the date hereof; in the case of a Eurodollar Loan, on the last day of each Interest Period provided, however, that if any Interest Period in respect of a Eurodollar Loan is longer than three (3) months, such interest prior to maturity shall be paid on the last Business Day of each three (3) month interval within such Interest Period as well as on the last day of such Interest Period; in the case of any Loan, upon the payment or prepayment thereof; in the case of any other sum payable hereunder as set forth elsewhere in this Agreement or, if not so set forth, on demand; and in the case of interest payable at the Default Rate, on demand.

       b. Interest Period. The Interest Period for any Eurodollar Loan shall commence on the date such Loan is made as specified in the notice of Conversion or Continuation applicable thereto and shall continue for a period of one (1), two (2), three (3) or six (6) months, in the case of a Eurodollar Loan, as specified in the notice of Conversion or Continuation for such Eurodollar Loan. If Borrower fails to specify the duration of the Interest Period for any Eurodollar Loan in the notice of Conversion or Continuation therefor, such Loan shall instead be Converted to, or Continued as, as the case may be, a Base Rate Loan.

       c.   Limitations on Interest Periods.   Borrower may
          not select any Interest Period which extends beyond the first day of any succeeding calendar quarter, unless, giving effect to such Loan, the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods extending beyond the first day of each such calendar quarter is not greater than the aggregate principal amount of the Loans scheduled to be outstanding immediately following such first day of the calendar quarter. Borrower shall not have in effect at any given time during the term of this Agreement more than three (3) different interest rates for Loans (whether Base Rate Loans or Eurodollar Loans).

       d.   Conversions and Continuations.     Borrower shall have
          the right, from time to time, to Convert Loans of one type to Loans of the other type and to Continue Loans of one type as Loans of the same type provided that Eurodollar Loans may not be Converted to Base Rate
          Loans prior to the end of the Interest Period applicable thereto.

       e.   Illegality.   Notwithstanding any other provision
          of this Agreement to the contrary, in the event that it shall become unlawful for any Bank to obtain funds in the London interbank market or for such Bank to maintain a Eurodollar Loan, then such Bank shall promptly notify Borrower whereupon the right of Borrower to request any Eurodollar Loan shall thereupon terminate and any Eurodollar Loan then outstanding shall commence to bear interest at the rate applicable to Base Rate Loans on the last day of the then applicable Interest Period or at such earlier time as may be required by law.

       f.   Increased Costs and Reduced Return.

     i.     If any Regulatory Change shall:

       (1) subject any Bank to any tax, duty or other charge with respect to any Eurodollar Loan, or shall change the basis of taxation of payments to such Bank of the principal of or interest on any Eurodollar Loan (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal office is located); or

       (2) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Bank; or

       (3) impose on any Bank or on the London interbank market any other condition or expense with respect to this Agreement, the Notes or their making, issuance or maintenance of any Eurodollar Loan;

and the result of any such Regulatory Change is, in such Bank's reasonable judgment, to increase the costs which such Bank determines are attributable to its making or maintaining any Loan, or its obligation to make available any Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or the Notes with respect to any Loan, then, within ten (10) days after demand by such Bank, Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     ii. In addition to any amounts payable pursuant to subsection (a) above, if any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of its making or maintaining any Loan or its obligations under this Agreement to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then, upon demand by such Bank, the Borrower shall pay to such Bank from time to time such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered. Each demand for compensation pursuant to this paragraph (b) shall be accompanied by a certificate of such Bank in reasonable detail setting forth the computation of such compensation (including the reason therefor), which certificate shall be conclusive, absent manifest error.

       g.   Indemnity.   Borrower hereby indemnifies and
          agrees to hold harmless the Agent and each Bank from and against any and all losses or expenses which it may sustain or incur as a consequence of failure by Borrower to consummate any notice of funding, prepayment, Conversion or Continuation made by Borrower, including, without limitation, any such loss or expense arising from interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any Eurodollar Loan. Borrower hereby further indemnifies and agrees to hold harmless the Agent and each Bank from and against any and all losses or expenses which it may sustain or incur as a consequence of prepayment of any Eurodollar Loan on other than the last day of the Interest Period for such Loan (including, without limitation, any prepayment pursuant to Sections 2.7 and 3.5 hereof). Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

       h. Notice of Amounts Payable to Banks. If any Bank shall seek payment of any amounts from Borrower pursuant to Section 3.6 hereof it shall notify Borrower of the amount payable by Borrower to such Bank thereunder. A certificate of such Bank seeking payment pursuant to Section 3.6 hereof, setting forth in reasonable detail the factual basis for and the computation of the amounts specified, shall be conclusive, absent manifest error, as to the amounts owed. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

       i.   Inability to Determine Quoted Rate.   In the event
          that Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market, quotation of interest rates for the relevant deposits referred to in the definition of the "Quoted Rate" herein are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining rates of interest for a Eurodollar Loan, Agent will give notice of such determination to Borrower and at least one day prior to the date specified in such notice of Conversion or Continuation for such Loan to be made. If any such notice is given, no Bank shall have any obligation to make available, maintain, Convert or Continue Eurodollar Loans. Until the earlier of the date any such notice has been withdrawn by Agent or the date when Agent and Borrower have mutually agreed upon an alternate method of determining the rates of interest payable on a Eurodollar Loan, as the case may be, Borrower shall not have the right to have or maintain any Eurodollar Loan.

       j.   Interest Savings Clause.   It is expressly
          stipulated and agreed to be the intent of Borrower, the Agent and the Banks at all times to comply with applicable law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits any Bank to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Agreement, the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Obligations, or if Agent's exercise of the option to accelerate the maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's, the Agent's and the Banks' express intent that all excess amounts theretofore collected by the Agent and/or the Banks be credited on the principal balance of the Notes (or, if the Notes and all other Obligations have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder, not exceeding the highest lawful amount of interest on the Obligations. All sums paid or agreed to be paid to the Agent and/or the Banks for the use, forbearance or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the usury ceiling from time to time in effect and applicable to the Notes for so long as the Obligations are outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Agent or any Bank to accelerate the maturity or demand payment of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.


4.    SECURITY INTEREST - COLLATERAL

       a.   Security Interest.  As security for the
          Obligations, Borrower hereby grants to Agent, for the benefit of the Banks, a continuing Lien on and security interest in and to the following described property, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights (sometimes herein collectively referred to as "Collateral"):

     i.     Leases;

     ii.    Equipment;

     iii. all books and records (including, without limitation, computer programs, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing; and

     iv. all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral.

       b. Mortgaged Property. As additional security for the Obligations, Borrower has heretofore granted to Agent, for the benefit of the Banks, a first (except for prior liens expressly permitted thereby) priority lien on and security interest in the Mortgaged Property, evidenced by the Deed of Trust, and a second (except for prior Liens expressly permitted thereby) priority Lien on and security interest in the Mortgaged Property, evidenced by the Second Deed of Trust, and Borrower has of even date herewith granted to Agent, for the benefit of the Banks, a third (except for prior Liens expressly permitted thereby) priority Lien on and security interest in the Mortgaged Property, evidenced by the Third Deed of Trust, recorded or to be recorded in the Titus County, Texas Deed Records.

       c. Perfection of Liens. Until the payment and satisfaction in full of all Obligations, Agent's Liens in the Collateral and all products and proceeds thereof, shall continue in full force and effect. Borrower shall perform any and all steps requested by Agent or the Majority Banks to perfect, maintain and protect Agent's Liens in the Collateral including, without limitation, executing and filing financing or continuation statements, or amendments thereof, in form and substance satisfactory to Agent. Agent may file one or more financing statements disclosing Agent's Liens under this Agreement without Borrower's signature appearing thereon and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

       d. Right to Inspect. Agent and each Bank (or any person or persons designated by it), in its sole discretion, shall have the right to call at the Mortgaged Property or any place of business or property location of Borrower at any reasonable time, and, without hindrance or delay, to inspect the Collateral and to inspect, review, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto and to discuss any of the foregoing with any of Borrower's employees, officers and directors and with its independent accountants.


5.    REPRESENTATIONS AND WARRANTIES

  In order to induce the Banks to enter into this Agreement and to make Loans hereunder, Borrower hereby makes the following representations and warranties to the Agent and the Banks which shall be true and correct on the date hereof and shall continue to be true and correct at the time of the making of any Loan and until the Loans have been repaid in full:

       a. Corporate Existence and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower is duly qualified as a foreign corporation in good standing in the State of Texas and in each other state wherein the conduct of its business or the ownership of its property requires such qualification and each Subsidiary is duly qualified as a foreign corporation in good standing in each state wherein the conduct of its business or the ownership of its property requires such qualification.

       b. Chief Executive Office; Collateral Locations. Borrower's and each Subsidiary's principal place of business, chief executive office and office where it keeps all of its books and records is located at 110 South Texas Street, Pittsburg, Texas 75686, and except as set forth on Schedule 5.2 attached hereto neither Borrower nor any of its respective predecessors has had any other chief executive office or principal place of business outside the State of Texas during the preceding four (4) months. Schedule 5.2 attached hereto and incorporated herein by reference sets forth a true, correct and complete list of all places of business and all locations at which Collateral is located.

       c. Corporate Authority. Borrower has the corporate power and authority to execute, deliver and perform under this Agreement and the Loan Documents to which it is a party, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement and such Loan Documents.

       d. No Consents; Validity and Binding Effect. The execution, delivery and performance of this Agreement, the Deed of Trust, the Second Deed of Trust, the Third Deed of Trust and the other Loan Documents are not in contravention of any provisions of law or any agreement or indenture by which Borrower is bound or of the Articles of Incorporation or By-laws of Borrower or any of its Subsidiaries and do not require the consent or approval of any governmental body, agency, authority or other Person which has not been obtained and a copy thereof furnished to Agent. This Agreement and the other Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

       e.   No Material Litigation.  Except as set forth on
          Schedule 5.5 hereof, there are no proceedings pending or threatened before any court or administrative agency which might have a Material Adverse Effect.

       f. Corporate Organization. The Articles of Incorporation and By-laws of Borrower and each of its Subsidiaries are in full force and effect under the laws of their respective states of incorporation and all amendments to said Articles of Incorporation and By-laws have been duly and properly made under and in accordance with all applicable laws.

       g. Solvency. Giving effect to the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, including, but not limited to, the making and/or continuing, as the case may be, of the Loans hereunder, the issuance of the Subordinated Notes and the making of the initial loans under the Working Capital Credit Agreement, Borrower (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair saleable value is greater than the amount required to pay its debts.

       h. Adequacy of Intangible Assets. Borrower and its Subsidiaries possess all Intangible Assets reasonably necessary to continue to conduct their respective businesses as heretofore conducted by them.

       i. Taxes. Borrower and each of its Subsidiaries has filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed, and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates which are due and not yet delinquent or which are otherwise due and payable have been fully paid. Such tax returns properly and correctly reflect the income and taxes of Borrower and its Subsidiaries for the periods covered thereby except for such amounts which in the aggregate are immaterial.

       j. ERISA. Except as disclosed on Schedule 5.10 attached hereto and incorporated herein by reference:

     i. Identification of Plans. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

     ii. Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect on Borrower or any of its Subsidiaries;

     iii. Liabilities. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate is currently or to the best knowledge of Borrower or any ERISA Affiliate will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code;

     iv. Funding. The Borrower, its Subsidiaries and each ERISA Affiliate have made full and timely payment of all amounts required to be contributed under the terms of each Plan and applicable law and all material amounts required to be paid as expenses of each Plan. No Plan has any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA); and

     v.     Insolvency; Reorganization.  No Plan is insolvent
          (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA).

       k.   Financial Information.

     (a) The consolidated financial statements of Borrower and its Subsidiaries for fiscal year ended October 1, 1994 disclosed in the Borrower's Form 10-K certified by Ernst & Young, and the consolidated interim financial statements of Borrower and its Subsidiaries for the six-month period ended April 1, 1995, each consisting of a consolidated balance sheet, consolidated statement of income (loss), consolidated statement of changes in stockholders equity and consolidated statement of cash flows, copies of which have been delivered by Borrower to each Bank, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Borrower and its Subsidiaries as of the date thereof and the consolidated results of operations of Borrower and its Subsidiaries for the period then ended, and as of the date thereof there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material that are not reflected in such financial statements.

     (b) Since the date of the financial statements referred to in subsection (a), there has been no material adverse change in the assets, liabilities, financial position or results of operations of Borrower or any of its Subsidiaries, and neither Borrower nor any of its Subsidiaries has (i) incurred any obligation or liability, fixed or contingent, which would have a Material Adverse Effect, (ii) incurred any Indebtedness or obligations under Capital Leases, other than the Obligations, and trade payables and other liabilities arising in the ordinary course of the Borrower's or such Subsidiary's business, or (iii) guaranteed the obligations of any other Person.

       l. Title to Assets. Borrower has good and marketable title to and ownership of the Collateral, including, but not limited to, the Mortgaged Property, and Borrower and its Subsidiaries have good and marketable title to and ownership of all of their other assets, free and clear of all Liens except for Permitted Liens or as otherwise expressly permitted by this Agreement.

       m. Violations of Law. Neither Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of any governmental entity, or of any agency thereof, which violation could have a Material Adverse Effect.

       n. No Default. Neither Borrower nor any of its Subsidiaries is in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which Borrower or such Subsidiary is a party or by which Borrower or such Subsidiary is bound or (b) any other instrument, document or agreement to which Borrower or such Subsidiary is a party or by which Borrower or such Subsidiary or any of their respective properties are bound, which other instrument, document or agreement is material to the operations or condition, financial or otherwise, of Borrower or such Subsidiary.

       o. Corporate and Trade or Fictitious Names. During the five (5) years immediately preceding the date of this Agreement, neither Borrower nor any of its Subsidiaries nor any of their respective predecessors has been known as or used any corporate, trade or fictitious name other than its current corporate name and except as disclosed on Schedule 5.15 hereto.

       p. Equipment. The Equipment is and shall remain in good condition, normal wear and tear excepted, meets all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such material and its use and is currently usable in the normal course of Borrower's business.

       q. Investments. Except as set forth in Schedule 5.17 hereof, Borrower has no Subsidiaries and has no interest in any partnership or joint venture with, or any investment in, any Person.

       r. Trade Relations. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Borrower with any material supplier or with any company whose contracts with Borrower individually or in the aggregate are material to the operations of Borrower; after the consummation of the transactions contemplated by this Agreement, the Subordinated Notes Indenture and the Working Capital Credit Agreement, to the best knowledge of Borrower, all such companies and suppliers will continue a business relationship with Borrower on a basis materially no less favorable to Borrower than that heretofore conducted; and there exists no condition or state of facts or circumstances which would have a Material Adverse Effect on Borrower or prevent Borrower from conducting its business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted by Borrower.

       s. Broker's or Finder's Fees. No broker's or finder's fees or commissions have been incurred or will be payable by Borrower or any of its Subsidiaries, or any of its predecessors, to any Person in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Borrower acknowledges that MONY Capital Markets, Inc. has been paid that certain broker's commission contemplated in the Original Loan Agreement.

       t. Security Interest. This Agreement creates a valid security interest in the Collateral securing payment of the Obligations, subject only to Permitted Liens, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken, and, Agent has a valid and perfected first priority security interest in the Collateral, subject only to Permitted Liens.

       u. Regulatory Matters. Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statue or regulation which materially limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

       v. Disclosure. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to the Agent or any of the Banks by or on behalf of Borrower in connection with this Agreement or the Working Capital Credit Agreement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which, insofar as Borrower can now foresee, may in the future materially and adversely affect the condition (financial or otherwise), business, operations or properties of Borrower and its Subsidiaries which has not been set forth in this Agreement or in an instrument, document, agreement, financial statement or certificate furnished to the Agent and the Banks in connection herewith.

     i. Registration Statement. Borrower has heretofore furnished to the Agent and each Bank a true, correct and complete copy, including all amendments thereto, of the Registration Statement, on Form S-1, in respect to the Subordinated Notes and all other materials filed with the Securities and Exchange Commission in connection with the issuance of the Subordinated Notes. No portion of the Registration Statement, the prospectus relating thereto, nor any other written material filed with the Securities and Exchange Commission with respect thereto, relating to the Borrower or its Subsidiaries or their respective businesses, does or will contain any statement which is false or misleading with respect to any material fact, or does or will omit to state a material fact necessary in order to make the statements therein not false or misleading, or otherwise violate any state or federal securities laws.

6.    AFFIRMATIVE COVENANTS

  Borrower covenants to the Agent and the Banks that from and after the date hereof, and until the satisfaction in full of the Obligations, it will and it shall cause each of its Subsidiaries to, unless the Majority Banks otherwise consent in writing:

       a. Records Respecting Collateral. Keep all records with respect to the Collateral at its office set forth in Section 5.2 hereof and not remove such records from such address without the prior written consent of the Majority Banks.

       b. Reporting Requirements. Furnish or cause to be furnished to the Agent and each Bank:

     i. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, consolidated interim unaudited financial statements, including a balance sheet, income statement and statement of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP, consistent with the past practice or Borrower and its Subsidiaries, and certified as to truth and accuracy thereof by the chief financial officer of Borrower;

     ii. As soon as available, and in any event within 90 days after the end of each fiscal year, consolidated audited annual financial statements, including a consolidated balance sheet, consolidated statement of income, consolidated statement of shareholders' equity and consolidated statement of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants regularly retained by Borrower and its Subsidiaries and acceptable to the Majority Banks;

     iii. Together with the annual financial statements referred to in clause (b) above, a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination;

     iv. Together with the annual or interim financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of Borrower certifying that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;


     v. Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which Borrower or any Subsidiary sends to its shareholders and copies of any regular periodic and special reports or registration statements which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental agency substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, or any report or registration statement which Borrower or any Subsidiary files with any national securities exchange;

     vi. At least fifteen (15) Business Days prior to the time any consent by the Majority Banks will be necessary, Borrower and any Subsidiary shall furnish to the Agent and the Banks all pertinent information regarding any proposed acquisition by Borrower or any Subsidiary to which the consent of the Majority Banks is required hereunder which is reasonably necessary or appropriate to permit the Banks to evaluate such acquisitions in a manner consistent with prudent banking standards;

     vii. Together with the annual and, if requested by the Agent, interim financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of Borrower certifying as to the items of Equipment subject to purchase money Liens permitted by clause (e) of the definition of "Permitted Liens" and the principal amount of Indebtedness secured by each such Lien; and

     viii. Such other information respecting the condition or operations, financial or otherwise, of Borrower and its Subsidiaries as the Agent or the Banks may from time to time reasonably request.

       c. Tax Returns. File all federal, state and local tax returns and other reports that Borrower and its Subsidiaries are required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon them, their respective incomes, or their respective profits, or upon any property belonging to them, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto.

       d. Compliance With Laws. Comply with all laws, statutes, rules, regulations and ordinances of any governmental entity, or of any agency thereof, applicable to Borrower or any Subsidiary, a violation of which, in any respect, might have a Material Adverse Effect, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities.

       e.   ERISA.

     i. At all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder in all material respects;

     ii. Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify the Agent and the Banks of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) any other event which could subject the Borrower, any of its Subsidiaries or any ERISA Affiliate to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code which, in the aggregate, would have a Material Adverse Effect on the Borrower, any of its Subsidiaries or upon their respective financial condition, assets, business operations, liabilities or property;

     iii. At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, give the Agent and the Banks any notice required under
          Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
          4041(c)(1)(A) or ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan;

     iv. Furnish to the Agent or any Bank, promptly upon the request of the Agent or such Bank, (i) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

     v. Furnish to the Agent or any Bank, promptly upon the request of the Agent or such Bank therefor, such additional information concerning any Plan that relates to the ability of Borrower to make any payments hereunder, as may be reasonably requested.

       f. Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

       g. Notifications to the Agent and the Banks. Notify the Agent and the Banks by telephone within ten (10) Business Days (with each such notice to be confirmed in writing within twelve (12) Business Days following
          such telephone notice):   upon Borrower's learning
          thereof, of any litigation affecting Borrower or any of its Subsidiaries claiming damages of $5,000,000 or more, individually or when aggregated with other litigation pending against Borrower or any of its Subsidiaries, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against Borrower or any of its Subsidiaries which may have a Material Adverse Effect on Borrower or any of its Subsidiaries, or Agent's Lien in the Collateral or the Mortgaged Property, and establish such reasonable reserves with respect thereto as the Majority Banks may request; upon learning thereof, of any Default or Event of Default hereunder; upon occurrence thereof, of any change to the operations, financial condition or business of Borrower or any of its Subsidiaries which would have a Material Adverse Effect; upon the occurrence thereof, of any amendment or modification of the Working Capital Credit Agreement; and upon the occurrence thereof, of Borrower's or any Subsidiary's default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness of Borrower or any of its Subsidiaries or (ii) any other instrument, document or agreement material to the operations or condition, financial or otherwise, of Borrower or any of its Subsidiaries to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective property is bound.

       h.   Insurance.

     i. Keep all of the Collateral, whether now owned or hereafter acquired, insured by insurance companies (i) reasonably acceptable to the Majority Banks or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the State of Texas against loss or damage by fire or other risk usually insured against under extended coverage endorsement and theft, burglary, and pilferage, together with such other hazards as the Majority Banks may from time to time reasonably request, in amounts reasonably satisfactory to the Majority Banks and naming Agent as loss payee thereon pursuant to a lender's loss payee clause satisfactory to the Majority Banks;

     ii. Keep all of its property other than the Collateral and the Mortgaged Property, whether now owned or hereafter acquired, insured by insurance companies (i) reasonably acceptable to the Majority Banks or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the State of Texas and in all jurisdictions in which such Borrower does business against such risks and in such amounts as are customarily maintained by others in similar businesses;

     iii. Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) reasonably acceptable to the Majority Banks or having an A or better rating according to Best's Insurance Reports; Property-Casualty and (ii) licensed to do business in the State of Texas and in all jurisdictions in which such Borrower does business; and

     iv. Deliver certificates of insurance for such policy or policies to Agent, containing endorsements, in form satisfactory to the Majority Banks, providing that the insurance shall not be cancelable, except upon thirty (30) days' prior written notice to Agent.

       i. Preservation of Corporate Existence. Except as permitted by Section 7.4 hereof, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

       j. Equipment. Keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted, shall repair and make all necessary replacements thereof so that the operating efficiency thereof shall at all times be maintained and preserved and, shall not permit any item of Equipment to become a fixture to real estate or accession to other personal property unless Agent has a first priority Lien on or in such real estate or other personal property. Borrower shall, immediately on demand therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title, together with any necessary applications to have Agent's lien noted thereon, in the case of vehicles).

       k.   Additional Collateral.  Intentionally deleted.


7.    NEGATIVE COVENANTS

  Borrower covenants with the Agent and the Banks that from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, it will not, and it will not permit its Subsidiaries to, without the prior written consent of the Majority Banks:

       a. No Encumbrances. Create, assume, or suffer to exist any Lien of any kind in any of the Collateral or the Mortgaged Property except for Permitted Liens and a Lien on the Equipment and the Mortgaged Property, expressly subordinated to the Lien in favor of the Agent, in favor of the agent under the Working Capital Credit Agreement (the "Working Capital Agent"), as security for the Obligations under the Working Capital Credit Agreement; provided, however, that concurrently with the granting of such Lien in favor of the Working Capital Agent, Borrower grants to the Agent, as security for the Obligations, a Lien, subordinate only to the Lien of the Working Capital Agent, in the current assets of Borrower as provided for in Section
          6.11 hereof.

       b.   Asset Sales.

     i. Sell, lease or dispose of any of the Collateral or any interest therein except for the sale of Equipment no longer used or useful in the business of Borrower or any Subsidiary having an aggregate value not in excess of $1,000,000 during any Fiscal Year or an aggregate value not in excess of $5,000,000 during any Fiscal Year; provided that any Equipment sold, leased or otherwise disposed of pursuant to this clause (ii) is replaced within 90 days after such sale, trade-in or other disposition by replacement Equipment which is in good operating condition and which has a value and utility at least equal to that of the Equipment sold, traded in or disposed of and the Agent receives, for the benefit of the Banks, a valid perfected first Lien with respect to such replacement Equipment, subject only to Permitted Liens; or

     ii.    Sell, lease or otherwise transfer any of its assets
          other than the Collateral except:   in the ordinary course
          of business; as permitted by Section 7.9; transfers to the Borrower or a Subsidiary; worn or obsolete property; or any other sale or transfer of assets, which, together with all other assets sold or transferred during the preceding 12 month period (other than in accordance with the preceding clauses (i), (ii), (iii) or (iv)), does not exceed 15% of the Borrower's total consolidated tangible assets as computed at the time of such sale or transfer.

       c. Loans and Investments. Make or retain any loan or investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, whether by acquisition of stock indebtedness, other obligations or security or by loan, advance, capital contribution, or otherwise ("Restricted Investments") other than:

     i. investments in certificates of deposit having a maturity of one year or less issued by any United States commercial bank having capital and surplus of not less than $50,000,000;

     ii. investments in an aggregate amount of up to $8,000,000 in deposits maintained with the First State Bank of Pittsburg, Texas;

     iii. investments in commercial paper rated P1 by Moody's Investors Service, Inc. or A1 by Standard &
          Poor's Corporation maturing within 180 days of the date of issuance thereof;

     iv. investments in mutual funds composed of either money market securities or marketable obligations of the United States or guaranteed by or insured by the United States, or those for which the full faith and credit of the United States is pledged for the repayment or principal and interest thereof; provided that such obligations have a final maturity of no more than three years from the date acquired by the Borrower;

     v.     investments existing prior to the Closing Date; and

     vi. investments in a corporate Subsidiary of the Borrower provided that such Subsidiary is consolidated with Borrower for financial reporting purposes;

unless, immediately after giving effect thereto, the aggregate
Restricted Investments of the Borrower and its Subsidiaries made since the Closing Date does not exceed 5% of the Borrower's total assets.

       d. Corporate Structure. Dissolve or otherwise terminate its corporate status; enter into any merger, reorganization or consolidation; issue any shares of any class of capital stock of any Subsidiary or any securities or other instruments for or which are convertible into any shares of any class of capital stock of any Subsidiary; or make any substantial change in the basic type of business conducted by Borrower or any Subsidiary as of the date hereof, provided that the Borrower may merge with another corporation, if the surviving corporation is the Borrower and a Subsidiary may merge or consolidate with or sell, lease or otherwise transfer all or
          substantially all of its assets to:   the Borrower or
          another Subsidiary; or, another Person if immediately after giving effect to the transaction no Default or Event of Default would exist.

       e.   Fiscal Year.  Change its fiscal year.

       f. ERISA. Take, or fail to take, or permit any ERISA Affiliate to take, or fail to take, any action with respect to a Plan including, but not limited to, establishing any Plan, amending any Plan, terminating or withdrawing from any Plan, or incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, where such action or failure could have a material adverse effect on the Borrower or any Subsidiary, result in a lien on the property of the Borrower or any Subsidiary, or require the Borrower or any Subsidiary to provide any security.

       g. Relocations; Use of Name. Relocate its executive office; maintain any Collateral at any location other than the Mortgaged Property or maintain records with respect to Collateral at any locations other than the Mortgaged Property or at the location of its chief executive office set forth in Section 5.2 hereto; or use any corporate name (other than its own) or any fictitious name except upon thirty (30) days prior written notice to Agent and after the delivery to Agent of financing statements, if required by Agent, in form satisfactory to Agent.

       h. Arm's-Length Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Collateral, or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary or any Person except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms not materially less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and which would be subject to approval by the Borrower's Audit Committee of the Board of Directors.

       i.   Dividends.   Declare or pay any dividends on, or
          make any distribution with respect to, its shares of any class of capital stock, redeem or retire any capital stock, or take any action having an effect equivalent to the foregoing (in any fiscal year of Borrower or any Subsidiary) except for the declaration and payment of cash dividends by a Subsidiary and payable to Borrower and the declaration and payment of cash dividends on the capital stock of the Borrower not in excess of $0.08 per share of the issued and authorized common stock plus twenty-five percent (25%) of the net income of Borrower, as set forth in the audited financial statements for the fiscal year of Borrower immediately preceding the year during which such declaration and payment of dividends is made; provided, however, that at the time such dividend is paid there does not exist any Default or Event of Default hereunder or any event or condition which, with the payment of such dividend would constitute a Default or Event of Default.

       j. Subordinated Notes. Neither the Borrower or any of its Subsidiaries shall, directly or indirectly:

     i. purchase, redeem, retire or otherwise acquire for value, set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, where any other amount owing in respect of, the Subordinated Notes other than regularly scheduled payments of interest thereon; or

     ii. agree to any amendment, modification or waiver of any of the provisions of the Subordinated Notes Indenture.

       k. Guaranty Fees. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay to Mr. and/or Mrs. Lonnie A. Pilgrim or any other guarantor of any of the Borrower's Indebtedness, obligations and liabilities, any fee or other compensation, but excluding salary, bonus and other compensation for services rendered as an employee (collectively the "Guaranty Fees") except that, so long as there is not Default or Event of Default nor any event or condition which, with the payment of such fee would constitute a Default or Event of Default, Borrower may pay Guarantee Fees not to exceed $2,000,000 in the aggregate during any fiscal year of the Borrower.


8.    FINANCIAL COVENANTS

  Borrower covenants with the Agent and the Banks that from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, unless the Majority Banks otherwise consent in writing:

       a. Leverage Ratio. The Borrower will not permit the ratio of its Leverage Ratio at any time during each period specified below to exceed the ratio specified below for such period:

       PERIOD                                                 MAXIMUM RATIO

  Closing Date through the penultimate
    day of Fiscal Year 1995                                   0.675:1.000

  At all times thereafter                                     0.650:1.000

       b.   Tangible Net Worth.  The Borrower shall maintain a
          Tangible Net Worth at all times during each period specified below of not less than the amount specified below for such period:

     i.     Closing Date through the penultimate day of Fiscal
          Year 1995, $100,000,000, plus 25% of Borrower's
          consolidated net income (but not less than zero) for Borrower's Fiscal Year 1995; and

     ii. For the successive periods commencing on the last day of each Fiscal Year thereafter and ending on the penultimate day of next succeeding Fiscal Year, with the first such period commencing on the last day of Fiscal Year 1996, an amount equal to the minimum required Tangible Net Worth in effect under this Section 8.2 during the immediately preceding period plus 25% of Borrower's consolidated net income (but not less than zero) for Borrower's Fiscal Year ending on the date the applicable period commences.

       c. Current Ratio. The Borrower will maintain at all times during each period specified below and measured as of the last day of each fiscal year a Current Ratio of not less than the amount specified below for such period:

     PERIOD                                              CURRENT RATIO

  Closing Date through the                               1.15 to 1.00
  last day of Fiscal Year 1998

  At all times thereafter                                1.20 to 1.00

       d. Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio to be less than 1.35 to 1.00 as of the last day of each fiscal period specified below:

       i.        the eight fiscal quarters of Borrower
            ending September 30, 1995; and

       ii.       the eight fiscal quarters of Borrower
            ending on the last day of each fiscal quarter thereafter commencing with the fiscal quarter ending December 30, 1995.


9.           EVENTS OF DEFAULT

            The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

            a.          Obligations.  Borrower shall
                 fail to make any payments of principal or interest of the Obligations when due;

            b.          Misrepresentations.  Borrower
                 shall make any representations or
                 warranties in any of the Loan Documents
                 or in any certificate or statement
                 furnished at any time hereunder or in
                 connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

            c.          Certain Covenants.  Borrower
                 shall default in the observance or
                 performance of any covenant or agreement contained in Sections 6 (other than Sections 6.7 or 6.11), 7 or 8 of this
                 Agreement and such default continues for more than thirty (30) days after the earlier of the date of notice thereof to such Borrower by the Agent or the date
                 Borrower knew or should have known of
                 such default.

            d.          Other Covenants.  Either
                 Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or under any of the other Loan Documents.

            e.          Other Debts.  Either Borrower
                 or any Subsidiary shall default in the
                 payment when due of any Indebtedness
                 under any guaranty, note, indenture or
                 other agreement relating to or evidencing
                 Indebtedness having a principal balance
                 of $1,000,000 or more, including, but not limited to, the Subordinated Notes and the Indebtedness under the Working
                 Capital Credit Agreement, or any event
                 specified in any guaranty, note,
                 indenture or other agreement relating to or evidencing any such Indebtedness shall occur if the effect of such event is to cause or to permit (giving effect to any grace or cure period applicable thereto) the holder or holders of such Indebtedness to cause such Indebtedness to become due, or to be prepaid in full
                 (whether by redemption, purchase or
                 otherwise), prior to its stated maturity.

            f.          Tax Lien.  A notice of Lien,
                 levy or assessment is filed of record
                 with respect to all or any of any
                 Borrower's or any Subsidiary's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, which in the opinion of the Majority Banks, adversely affects the priority of the Liens granted to Agent hereunder under the Deed of Trust or under the other Loan Documents.

            g.          ERISA.  The occurrence of any
                 of the following events:  (i) the
                 happening of a Reportable Event with
                 respect to any Plan which Reportable
                 Event could result in a material
                 liability for Borrower, any of its
                 Subsidiaries or an ERISA Affiliate or
                 which otherwise could have a material
                 adverse effect on the financial
                 condition, assets, business, operations, liabilities or property of Borrower, any of its Subsidiaries or such ERISA
                 Affiliate; (ii) the disqualification or
                 involuntary termination of a Plan for any reason which could result in a material liability for Borrower, any of its Subsidiaries or an ERISA Affiliate or which otherwise could have a material adverse effect on the financial condition, assets, business, operations, liabilities or property of Borrower, any of its Subsidiaries or such ERISA
                 Affiliate; (iii) the voluntary
                 termination of any Plan while such Plan
                 has a funding deficiency (as determined
                 under Section 412 of the Code) which
                 could result in a material liability for Borrower, any of its Subsidiaries or an ERISA Affiliate or which otherwise could have a material adverse effect on the financial condition, assets, business, operations, liabilities or property of
                 Borrower, any of its Subsidiaries or such ERISA Affiliate; (iv) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (v) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (vi) the failure of Borrower to notify the Agent and the Banks promptly upon receipt by Borrower or any of its Subsidiaries of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

            h.          Voluntary Bankruptcy.
                 Borrower or any of its Subsidiaries
                 shall: (a) file a voluntary petition or
                 assignment in bankruptcy or a voluntary
                 petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether
                 State, Federal, or foreign, now or
                 hereafter existing; (b) enter into any
                 agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of Borrower or any of its Subsidiaries or for all or a substantial part of its property; (d) make a general assignment for the benefit of creditors;
                 or (e) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise become insolvent.

            i.          Involuntary Bankruptcy.  There
                 shall have been filed against Borrower or any of its Subsidiaries an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether
                 State, Federal or foreign, now or
                 hereafter existing; Borrower or any of
                 its Subsidiaries shall suffer or permit
                 the involuntary appointment of a
                 receiver, custodian or trustee of
                 Borrower or any of its Subsidiaries or
                 for all or a substantial part of its
                 property; or Borrower or any of its
                 Subsidiaries shall suffer or permit the
                 issuance of a warrant of attachment,
                 execution or similar process against all or any substantial part of the property of Borrower or any of its Subsidiaries.

            j.          Suspension of Business.  The
                 suspension of the transaction of the
                 usual business of the Borrower or of the usual business of any of its Subsidiaries or the involuntary dissolution of the Borrower or the involuntary dissolution of any of its Subsidiaries.

            k.          Judgments.  Any judgment,
                 decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against Borrower or any of its Subsidiaries, exceeds the sum of $1,000,000, shall be rendered against Borrower or any of its Subsidiaries and remain unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

            l.          Change in Control.  There
                 occurs a "Change in Control" as such term is defined on the date hereof in the Subordinated Notes Indenture.

            m.          Event of Default under Deed of
                 Trust, Second Deed of Trust or Third Deed of Trust. There occurs an "Event of Default" under the Deed of Trust, the Second Deed of Trust or the Third Deed of
                 Trust.


10.     REMEDIES

       Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of the Agent and the Banks to enforce their claims against Borrower for damages for failure by Borrower to fulfill any of the obligations hereunder, the Agent and the Banks shall have the following rights and remedies, in addition to any other rights and remedies available to the Agent and the Banks at law, in equity or otherwise:

            a.          Default Rate.  At the election
                 of the Majority Banks, evidenced by
                 written notice to the Borrower, the
                 outstanding principal balance of the
                 Obligations and, to the extent permitted by applicable law, accrued and unpaid interest thereon, shall bear interest at the Default Rate until paid in full.

            b.          Acceleration of the
                 Obligations.  In the event of the
                 occurrence of  an Event of Default set
                 forth in Sections 9.8 or 9.9 hereof, the Obligations shall automatically and immediately become due and payable; and any other Event of Default, the Majority
                 Banks, at their option, may declare all
                 of the Obligations to be immediately due and payable, whereupon all of the Obligations shall become immediately due and payable, in either case without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding.

            c.          Set-Off.  The right of each
                 Bank to set-off, without notice to
                 Borrower, any and all deposits at any
                 time credited by or due from such Bank to Borrower, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent.

            d.          Rights and Remedies of a
                 Secured Party.  All of the rights and
                 remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, and in any of the other Loan Documents.

            e.          Take Possession of Collateral.
                 The right of the Agent to (a) enter upon the Land, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of the Agent's or the Banks' claim and without any obligation to pay rent to Borrower, and remove the Collateral therefrom to the premises of Agent or any agent of Agent, for such time as Agent may desire, in order to effectively collect or liquidate the Collateral, and/or (b) require Borrower to assemble the Collateral and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both Borrower and Agent.

            f.          Sale of Collateral.  The right
                 of the Agent to sell or to otherwise
                 dispose of all or any of the Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable; such sales may be adjourned from time to time with or without notice. Agent shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Agent may see fit. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by Borrower or with respect to which Borrower has rights under license, sublicense or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the benefit of the Agent and the Banks. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Agent or any Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and reasonable attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to the Banks therefor.

            g.          Remedies Under Deed of Trust,
                 Second Deed of Trust and Third Deed of
                 Trust. The right of the Agent to sell or otherwise dispose of all or any of the Mortgaged Property, in the manner provided for in the Deed of Trust, the Second Deed of Trust, and the Third Deed of Trust all other rights and remedies available to the Agent under the Deed of Trust, the Second Deed of Trust and the Third Deed of Trust.

            h.          Notice.  Any notice required
                 to be given by Agent of a sale, lease,
                 other disposition of the Collateral or
                 any other intended action by Agent, given to Borrower in the manner set forth in
                 Section 13.8 below, ten (10) days prior
                 to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

            i.          Appointment of Agent as
                 Borrower's Lawful Attorney.  Borrower
                 irrevocably designates, makes,
                 constitutes and appoints Agent (and all
                 persons designated by Agent) as
                 Borrower's true and lawful attorney, and Agent or Agent's agent, may, without notice to Borrower, and at such time or times thereafter as Agent or said agent, in its sole discretion, may determine, in Borrower's or Agent's name do all acts and things necessary, in Agent's sole discretion, to fulfill Borrower's obligations under this Agreement.


11.     CONDITIONS PRECEDENT

       Notwithstanding any other provision of this Agreement, it is understood and agreed that the Banks shall have no obligation to make any Loan unless and until the following conditions have been met, to the sole and complete satisfaction of the Banks, the Agent and their respective counsel:

            a.          No Injunction.  No action,
                 proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the making of such Loan, or which in the Banks' sole discretion, would make it inadvisable to make such Loan.

            b.          No Material Adverse Change.
                 Since [October 1, 1994] there shall not
                 have occurred any material adverse change in Borrower's or any Subsidiary's business, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of Borrower or any of its Subsidiaries subsequent to consummation of the transactions contemplated by this Agreement as determined by the Majority
                 Banks in their sole discretion.

            c.          No Default or Event of
                 Default. There shall exist no Default or Event of Default or any event or condition which, with the making of the Loans would constitute a Default or Event of Default.

            d.          Regulatory Restrictions.
                 Neither Borrower nor any of its
                 Subsidiaries shall be subject to any
                 applicable statute, rule, regulation,
                 order, writ or injunction of any court or governmental authority or agency which would materially restrict or hinder the conduct of Borrower's or such
                 Subsidiary's business as conducted on the date hereof or which would have a material adverse affect on the business, property, assets, operations or condition, financial or otherwise of
                 Borrower or such Subsidiary.

            e.          Compliance with Law.  The
                 Agent shall have received such evidence
                 as it may reasonably request that the
                 Land and the Mortgaged Property and the
                 uses thereof comply in all material
                 respects with all applicable laws,
                 regulations, codes, orders, ordinances,
                 rules and statutes, including, without
                 limitation, those relating to zoning and environmental protection.

            f.          Documentation.  The Agent and
                 the Banks shall have received the
                 following, each duly executed and
                 delivered to the Agent and the Banks, and each to be satisfactory in form and substance to Agent and its counsel:

          i.            the Notes;

          ii.           the Deed of Trust;

          iii.          the Second Deed of Trust;

          iv.           the Third Deed of Trust;

          v.            a Reaffirmation of that certain
                 Environmental Indemnity Agreement dated June 3,
                 1993, reaffirming the warranties and
                 representations made by Borrower thereunder;

          vi.           a certificate signed by the chief
                 executive officer and chief financial officer of Borrower dated as of the Closing Date, stating that the representations and warranties set forth in Article 5 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, stating that Borrower is on such date in compliance with all the terms and conditions set forth in this Agreement on its part to be observed and performed, and stating that on such date, and after giving effect to the making of any initial Loan no Default or Event of Default has occurred or is continuing;

          vii.          a certificate executed by the
                 chief financial officer of Borrower dated as of the Closing Date with respect to the Equipment owned by Borrower;

          viii.         a certificate of the Secretary
                 of Borrower dated as of the Closing Date certifying (ii) that attached thereto is a true and correct copy of the By-Laws of Borrower, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan
                 Documents; and (iii) as to the incumbency and genuineness of the signatures of the officers of Borrower executing this
                 Agreement or any of the other Loan
                 Documents;

          ix. a copy of the Articles of Incorporation of the Borrower, and all amendments thereto, certified by the Secretary of State of the State of Delaware dated as of a date close to the Closing Date;

          x. copies of all filing receipts or acknowledgements issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in a form acceptable to the Majority Banks that such Liens constitute valid and perfected first priority Liens;

          xi. a Good Standing Certificate for Borrower, issued by the Secretary of State of Texas, dated as of a date close to the Closing Date;

          xii.          certified copies of Borrower's
                 casualty and liability insurance policies with evidence of the payment of the premium therefor, together, in the case of such casualty policies, with loss payable and mortgagee endorsements on
                 Agent's standard form naming Agent as
                 loss payee;

          xiii.         the written opinion of Godwin
                 & Carlton, counsel to Borrower, dated as of the Closing Date, in the form attached hereto as Exhibit E hereto, as to the transactions contemplated by this
                 Agreement;

          xiv.          assurance from a title
                 insurance company satisfactory to the
                 Agent and the Banks that such title
                 insurance company is committed to cause
                 the Third Deed of Trust to be recorded
                 and, upon recordation of the Third Deed
                 of Trust, to issue its ALTA lender's
                 title insurance policies in a form
                 acceptable to the Agent and in amounts
                 satisfactory to the Agent, showing the
                 Third Deed of Trust as the "insured
                 mortgage" and insuring the validity and
                 priority of the Third Deed of Trust as a Lien upon the specified Owned Real
                 Property, subject only to the First Deed of Trust and the Second Deed of Trust and to the Permitted Liens described in clauses (b) - (d) of the definition thereof; and

          xv. such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to the Majority Banks, and containing, without limitation, representations and warranties which are customary and usual in such documents.

12.     THE AGENT

            a.          Appointment, Powers and
                 Immunities.  Each Bank hereby irrevocably
                 appoints and authorizes the Agent to act
                 as its agent hereunder with such powers
                 as are specifically delegated to the
                 Agent by the terms of this Agreement,
                 together with such other powers as are
                 reasonably incidental thereto.  The Agent
                 (which term as used in this sentence and
                 in Section 12.5 and the first sentence of
                 Section 12.6 hereof shall include
                 reference to its Affiliates and its own
                 and its Affiliates' officers, directors,
                 employees and agents):   shall have no
                 duties or responsibilities except those
                 expressly set forth in this Agreement,
                 and shall not by reason of this Agreement be a trustee for any Bank; shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this
                 Agreement, any Note or any of the other
                 Loan Documents or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder; subject to Section 12.3 hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer.

            b.          Reliance by Agent.  The Agent
                 shall be entitled to rely upon any
                 certification, notice or other
                 communication (including any thereof by
                 telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.
                 As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

            c.          Defaults.  The Agent shall not
                 be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 12.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

            d.          Rights as a Bank.  With
                 respect to its Loan Percentage and the
                 Loans made by it, Creditanstalt (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Creditanstalt (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Creditanstalt and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

            e.          Indemnification.  The Banks
                 agree to indemnify the Agent (to the
                 extent not reimbursed under Sections 13.6 or 13.14 hereof, but without limiting the obligations of Borrower under said
                 Sections 13.6 and 13.14), for their Loan
                 Percentage of any and all liabilities,
                 obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other instruments, documents or agreements contemplated by or referred to herein or the transactions contemplated hereby
                 (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 13.6 hereof but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other instruments, documents or agreements, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            f.          Non-Reliance on Agent and
                 other Banks.  Each Bank agrees that it
                 has, independently and without reliance
                 on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other instrument, document or agreement referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notice, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

            g.          Failure to Act.  Except for
                 action expressly required of the Agent
                 hereunder, the Agent shall in all cases
                 be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 12.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            h.          Resignation or Removal of
                 Agent; Co-Agent.

          i. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment with 30 days after the retiring Agent's giving of notice of resignation or the Majority Bank's removal of the retiring Agent, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          ii. In the event that applicable law imposes any restrictions on the identity of an agent such as the Agent or requires the appointment of any co-agent in connection therewith, the Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-agents hereunder. Any such Co-Agent(s) shall have the same rights, powers, privileges and obligations as the Agent and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to the Agent. In addition to any rights of the Majority Banks set forth in subsection (a) above, any such Co-Agent may be removed at any time by the Agent.


13.     MISCELLANEOUS

            a.          Intellectual Property License.
                 Agent is hereby granted a non-exclusive, assignable license or other right to use, without charge, Borrower's copyrights, patents, patent applications, designs, rights of use, or any property of a similar nature, whether owned by Borrower or with respect to which Borrower has rights under license, sublicense or other agreements (collectively, the
                 "Intellectual Property Rights"), to the
                 extent such Intellectual Property Rights are necessary for the proper operation of, or are used by Borrower in the operation of, the Collateral or the Mortgaged Property. Such license may only be used in connection with the operation of the Collateral and the Mortgaged Property, shall terminate upon the payment in full of the Obligations at any time when there does not exist an Event of Default, and shall become perpetual (and shall survive the termination of this Agreement) upon the transfer of any of the Collateral or the Mortgaged Property in foreclosure of the Agent's Liens in such Collateral or Mortgaged Property, whether such foreclosure is by right of private sale, judicial sale, deed in lieu, retention in satisfaction of the Obligations or otherwise. Borrower agrees, at the request of the Agent or the Majority
                 Banks, to take any and all actions and to execute, deliver and/or record any and all instruments, documents, licenses or agreements, as may be necessary or appropriate to confirm the foregoing license and/or evidence such license in any public record.

            b.          Waiver.  Each and every right
                 and remedy granted to the Agent and the
                 Banks under this Agreement, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent or any Bank of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by the Agent or the Banks of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

            c.          Survival.  All
                 representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan
                 Documents.  The terms and provisions of
                 this Agreement shall continue in full
                 force and effect until all of the
                 Obligations have been indefeasibly paid
                 in full; provided, further, that
                 Borrower's obligations under Sections
                 3.6, 3.7, 13.6 and 13.14 shall survive
                 the termination of this Agreement.

            d.          Assignments; Successors and
                 Assigns.

          i. This Agreement is a continuing obligation and binds, and the benefits hereof shall inure to, Borrower, Agent and each Bank and their respective successors and assigns provided, that Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of all of the Banks.

          ii.           Any Bank may, in the ordinary course of
                 its commercial banking business and in accordance with the applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Bank, any of the Notes held by such Bank, or any other interests of such Bank hereunder. Borrower agrees that each Participant shall be entitled to the benefits of Section 3.7 and 13.14 with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than such Bank would have been entitled to receive in respect of the amount of the participation transferred by such Bank to such Participant had no such transfer occurred.

          iii.          Each Bank may, in the ordinary
                 course of its commercial banking business and in accordance with applicable law, at any time assign, pursuant to an assignment substantially in the form of Exhibit F attached hereto and incorporated herein by reference, without the Borrower's consent, to one or more banks having unimpaired capital and surplus of $250,000,000 or more or may assign with the Borrower's consent (which shall not be unreasonably withheld) to any other entities (in either case, "Assignees") all or any part of any Loans owing to such Bank, any of the Notes held by such Bank, or any other interest of such Bank hereunder; provided, however, that any such assignment shall be in a minimum principal amount of Two Million
                 Dollars ($2,000,000).  Borrower and the
                 Banks agree that to the extent of any
                 assignment the Assignee shall be deemed
                 to have the same rights and benefits with respect to Borrower under this Agreement and any of the Notes as it would have had if it were a Bank hereunder on the date hereof and the assigning Bank shall be released from its obligations hereunder, to the extent of such assignment.

          iv. Borrower authorizes each Bank to disclose to any Participant or Assignee ("Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Borrower which has been delivered to such Bank by Borrower pursuant to this Agreement or which has been delivered to such Bank by Borrower in connection with such Bank's credit evaluation of Borrower prior to entering into this Agreement.

          v.            Any Bank shall be entitled to have any
                 Note held by it subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Loans evidenced thereby pursuant to Section 13.4(c) above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder shall be substantially in the form of Exhibit B hereto, shall be dated the date of such assignment, shall be otherwise duly completed and shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange. Without limiting the obligations of Borrower under Section 13.6 hereof, the Banks shall use reasonable best efforts to ensure that any such assignment does not result in the imposition of any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of any such New Note.

          vi. If, pursuant to this subsection, any interest in this Agreement or any of the Notes is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Bank making such transfer shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to such Bank (for the benefit of such Bank and Borrower) that under applicable law and treaties no taxes will be required to be withheld by such Bank or Borrower with respect to any payments to be made to such Transferee hereunder or in respect of the Loans,
                 (ii) to furnish to such Bank and Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of such Bank and Borrower) to provide such Bank and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

            e.          Counterparts.  This Agreement
                 may be executed in two or more
                 counterparts, each of which when fully
                 executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

            f.          Expense Reimbursement.
                 Borrower agrees to reimburse the Agent
                 for all of the Agent's expenses incurred in connection with the development, preparation, execution, delivery, modification, regular review and administration of this Agreement, the
                 Notes and the other Loan Documents,
                 including audit costs, appraisal costs,
                 the cost of searches, filings and filing fees, taxes and the fees and disbursements of Agent's attorneys,
                 Messrs. Troutman Sanders, and any counsel retained by them, and all costs and expenses incurred by the Agent and the Banks (including attorney's fees and disbursements) to: (i) commence, defend or intervene in any court proceeding;
                 (ii) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, the Mortgaged Property or this Agreement, the Deed of Trust, the Second Deed of Trust, the Third Deed of Trust, the Notes or any of the other Loan Documents;
                 (iii) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or the Mortgaged Property;
                 (iv) attempt to enforce any Lien in any
                 of the Collateral or the Mortgaged
                 Property or to seek any advice with
                 respect to such enforcement; and
                 (v) enforce any of the Agent's and the
                 Banks' rights to collect any of the
                 Obligations.  Borrower also agrees to
                 pay, and to save harmless the Agent and
                 the Banks from any delay in paying, any
                 intangibles, mortgage, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Loan Documents, or the recording of any thereof, or in any modification hereof or thereof.
                 Additionally, Borrower shall pay to the
                 Agent and each Bank on demand any and all fees, costs and expenses which the Agent or such Bank pays to a bank or other similar institution arising out of or in connection with (a) the forwarding to Borrower or any other Person on Borrower's behalf, by the Agent or such Bank of proceeds of any Loan and (b) the depositing for collection by of any check or item of payment received by or delivered to the Agent or such Bank on account of the Obligations. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

            g.          Severability.  If any
                 provision of this Agreement or any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement or such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            h.          Notices.  All notices,
                 requests, demands and other
                 communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand, (b) sent by telex or telecopier
                 (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) except as otherwise provided herein, deposited in the mail, registered or certified mail, postage prepaid, addressed to such party at the "Address for Notices" specified below its name on the signature pages hereto or to such other address as may be designated hereafter in writing by the respective parties hereto.

            i.          Entire Agreement - Amendment.
                 This Agreement and the Loan Documents
                 constitute the entire agreement between
                 the parties hereto with respect to the
                 subject matter hereof and supersede all
                 prior negotiations, understandings and
                 agreements between such parties in
                 respect of such subject matter,
                 including, without limitation, as set
                 forth in that certain proposal letter
                 dated June 9, 1995 from Creditanstalt to
                 Borrower, accepted by Borrower June 13,
                 1995.  Neither this Agreement nor any
                 provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by Borrower, the Agent and the Majority
                 Banks or by the Borrower and the Agent
                 acting with the consent of the Majority
                 Banks; provided, however, that no such
                 amendment, waiver, discharge,
                 modification or termination shall, except pursuant to an instrument signed by Borrower, the Agent and all of the Banks or by the Borrower and the Agent acting with the consent of all of the Banks, extend the date fixed for the payment of
                 principal of, or interest on, any Loan;
                  reduce the amount of any payment of
                 principal of, or the rate of interest on, any Loan (except for changes in interest rates pursuant to Section 3.1(b) hereof);
                 reduce any fee payable hereunder; alter the terms of this Section 13.9; release any collateral securing the Loans, or any portion thereof; change the Loan
                 Percentage of any Bank; or  amend the
                 definitions of the term "Majority Banks" set forth in Section 1.1 hereof;
                 provided, further, that any amendment,
                 waiver, discharge modification or
                 termination of any provision of
                 Section 12 hereof, or which increases the obligations of the Agent hereunder, shall require the written consent of the Agent.

            j.          Time of the Essence.  Time is
                 of the essence in this Agreement and the other Loan Documents.

            k.          Interpretation.  No provision
                 of this Agreement shall be construed
                 against or interpreted to the
                 disadvantage of any party hereto by any
                 court or other governmental or judicial
                 authority by reason of such party having or being deemed to have structured or dictated such provision.

            l.          Banks Not a Joint Venturer.
                 Neither this Agreement nor any
                 agreements, instruments, documents or
                 transactions contemplated hereby
                 (including the Loan Documents) shall in
                 any respect be interpreted, deemed or
                 construed as making the Agent or the
                 Banks a partner or joint venturer with
                 Borrower or as creating any similar
                 relationship or entity, and Borrower
                 agrees that it will not make any
                 assertion, contention, claim or
                 counterclaim to the contrary in any
                 action, suit or other legal proceeding
                 involving the Agent or the Banks and
                 Borrower.

            m.          Cure of Defaults by Banks.
                 If, hereafter, Borrower defaults in the
                 performance of any duty or obligation to the Agent and the Banks hereunder, the Agent or any Bank may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by the Agent or such Bank in connection therewith including, without limitation, for payment on mortgage or note obligations, for the purchase of insurance, the payment of taxes and the removal or settlement of Liens and claims, shall be included in the Obligations and be secured by the Collateral and the Mortgaged Property.

            n.          Indemnity.  In addition to any
                 other indemnity provided for herein, or
                 in the other Loan Documents, Borrower
                 hereby indemnifies the Agent and each
                 Bank from and against any and all
                 liabilities, obligations, losses,
                 damages, penalties, actions, judgments,
                 suits, costs, expenses or disbursements
                 of any kind or nature whatsoever
                 (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent or such Bank in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person (other than Borrower) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, or the other transactions contemplated hereby, whether or not Agent or such Bank is a party thereto, except to the extent that any of the foregoing arises out of gross negligence or willful misconduct of Agent or such Bank, as the case may be.
                 Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

            o.          Attorney-in-Fact.  Borrower
                 hereby designates, appoints and empowers
                 Agent irrevocably as its
                 attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Agent may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so, and Borrower hereby agrees to indemnify and hold Agent harmless from any costs, damages, expenses or liabilities arising against or incurred by the Agent in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of Agent's gross negligence or willful misconduct.

            p.          Sole Benefit.  The rights and
                 benefits set forth in this Agreement and in the other Loan Documents are for the sole and exclusive benefit of the parties thereto and may be relied upon only by them.

            q.          Termination Statements.
                 Borrower acknowledges and agrees that it is Borrower's intent that all financing statements filed hereunder shall remain in full force and effect until this Agreement shall have been terminated in accordance with the provisions hereof, even if, at any time or times prior to such termination, no loans or Loans shall be outstanding hereunder. Accordingly,
                 Borrower waives any right which it may
                 have under Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the
                 Collateral, and agrees that the Agent
                 shall not be required to send such
                 termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. Upon such termination and payment in full, Agent shall execute appropriate termination statements and deliver the same to Borrower.

            r.          Governing Law; Jurisdiction.
                 THIS AGREEMENT AND THE OTHER LOAN
                 DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS
                 OF THE PARTIES HEREUNDER AND THEREUNDER,
                 SHALL BE GOVERNED BY, AND CONSTRUED IN
                 ACCORDANCE WITH, THE LAWS OF THE STATE OF
                 NEW YORK (WITHOUT REGARD TO PRINCIPLES OF
                 CONFLICTS OF LAW).  BORROWER HEREBY (A)
                 SUBMITS TO THE NONEXCLUSIVE JURISDICTION
                 OF THE UNITED STATES DISTRICT COURT FOR
                 THE SOUTHERN DISTRICT OF NEW YORK AND OF
                 ANY NEW YORK STATE COURT SITTING IN NEW
                 YORK CITY FOR THE PURPOSES OF ALL LEGAL
                 PROCEEDINGS ARISING OUT OF OR RELATING TO
                 THIS AGREEMENT AND (B) IRREVOCABLY
                 WAIVES, TO THE FULLEST EXTENT PERMITTED
                 BY LAW, ANY OBJECTION WHICH IT MAY NOW OR
                 HEREAFTER HAVE TO THE LAYING OF THE VENUE
                 OF ANY SUCH PROCEEDING BROUGHT IN SUCH A
                 COURT OR ANY CLAIM THAT ANY SUCH
                 PROCEEDING BROUGHT IN SUCH A COURT HAS
                 BEEN BROUGHT IN AN INCONVENIENT FORUM.
                 NOTWITHSTANDING ANYTHING HEREIN TO THE
                 CONTRARY, NOTHING HEREIN SHALL LIMIT THE
                 RIGHT OF THE AGENT OR THE BANKS TO BRING
                 PROCEEDINGS AGAINST BORROWER IN THE
                 COURTS OF ANY OTHER JURISDICTION.

            s.          Waiver of Jury Trial.
                 BORROWER, AGENT AND EACH BANK EACH HEREBY
                 KNOWINGLY, INTELLIGENTLY AND
                 INTENTIONALLY WAIVES, TO THE FULLEST
                 EXTENT PERMITTED BY APPLICABLE LAW, ANY
                 AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY
                 JURY IN RESPECT OF ANY LEGAL PROCEEDING
                 BASED ON OR ARISING OUT OF, UNDER, IN
                 CONNECTION WITH,  OR RELATING TO THIS
                 AGREEMENT, ANY OF THE NOTES, ANY OF THE
                 OTHER LOAN DOCUMENTS, THE TRANSACTIONS
                 CONTEMPLATED HEREBY, OR ANY COURSE OF
                 CONDUCT, COURSE OF DEALING, STATEMENTS
                 (WHETHER ORAL OR WRITTEN), OR ACTIONS OF
                 BORROWER, AGENT OR ANY BANK.  THIS
                 PROVISION IS A MATERIAL INDUCEMENT FOR
                 THE BANKS MAKING THE LOANS TO BORROWER.

       IN WITNESS WHEREOF, each of Borrower, the Agent and the Banks has set its hand and seal as of the day and year first above written.

                "BORROWER"

                PILGRIM'S PRIDE CORPORATION


                By:  Lonnie Bo Pilgrim

                Chief Executive Office


                Attest: Clifford E. Butler

                Chief Financial Officer

                [CORPORATE SEAL]

                Address for Notices:

                Pilgrim's Pride Corporation
                110 South Texas
                P.O. Box 93
                Pittsburg, Texas  75686
                Attn:  Mr. Clifford E. Butler
                Telecopy Number: (903) 856-7505

                with a copy to:

                Godwin & Carlton
                901 Main Street
                Dallas, Texas  75202
                Attn: James R. Vetter, Esq.
                Telecopy Number: (214) 760-7332

                "AGENT"

                CREDITANSTALT-BANKVEREIN



                By:Robert M. Biringer
                Senior Vice President


                By:Daniel D. Lensgras
                Senior Associate

                Address for Notices:
                Creditanstalt-Bankverein
                245 Park Avenue
                New York, New York  10167
                Attn:  Dennis O'Dowd
                Telecopy Number: (212) 851-1234

                with copies to:

                Creditanstalt-Bankverein
                Two Ravinia Drive
                Suite 1680
                Atlanta, Georgia  30346
                Attn: Robert M. Biringer/Joseph P. Longosz
                Telecopy Number: (404) 390-1851

                and

                Troutman Sanders
                NationsBank Plaza, Suite 5200
                600 Peachtree Street, N.E.
                Atlanta, Georgia  30308-2216
                Attn:  Hazen H. Dempster, Esq.
                Telecopy Number: (404) 885-3900








Loan Percentage
                "BANKS"
   100%
                CREDITANSTALT-BANKVEREIN



                By:  Robert M. Biringer
                Senior Vice President


                By:  Daniel D. Lensgras
                       Senior Associate

                Address for Notices:
                Creditanstalt-Bankverein
                245 Park Avenue
                New York, New York  10167
                Attn:  Dennis O'Dowd
                Telecopy Number: (212) 851-1234

                with copies to:

                Creditanstalt-Bankverein
                Two Ravinia Drive
                Suite 1680
                Atlanta, Georgia  30346
                Attn: Robert M. Biringer/Joseph P. Longosz
                Telecopy Number: (404) 390-1851

                and

                Troutman Sanders
                NationsBank Plaza, Suite 5200
                600 Peachtree Street, N.E.
                Atlanta, Georgia  30308-2216
                Attn:  Hazen H. Dempster, Esq.
                Telecopy Number: (404) 885-3900